For Immediate Release

Hagerty Reports Full Year 2021 Results

Full Year 2021
- Total Revenue grew 24% year-over-year to $619.1 million
- Written Premium grew 17% year-over-year to 674.3 million
- Total Active Members grew 13% year-over-year to 2.4 million

TRAVERSE CITY, Mich., March 24, 2022 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced financial results for the year ended December 31, 2021. The complete full year 2021 financial results, as well as management commentary, can be found by accessing the Company’s shareholder letter on its investor relations website.

“Our growth is attributable to our strong and unique brand and the incredible people behind it – our Hagerty team – who treat our members like they are part of the family and share their enthusiasm for cars and driving,” said McKeel Hagerty, Chief Executive Officer of Hagerty.

“During 2021, we continued our strong track record of membership growth, ending the year with 2.4 million members, as well as 2.1 million vehicles insured. We generated robust revenue growth of 24%, and written premium grew 17% to $674.3 million. Our solid revenue growth continues to be enhanced by our recurring revenue model with contributions coming from across our ecosystem of product offerings,” added Mr. Hagerty.

“As we move through 2022 and beyond, we are well positioned to drive organic growth across our insurance and membership offerings. We see clear opportunities to further monetize our sizable addressable market and expand our market share, therefore we plan to continue to invest in our capabilities in 2022 to capitalize on these opportunities. Importantly, while we look forward to launching our relationship with State Farm, we have deferred the launch until later in 2022 as the companies work through state licensing and product rate filing processes as well as significant policy and membership systems integration to ensure the highest standard of agent and customer experience,” concluded Mr. Hagerty.

Conference Call Details
Hagerty will hold a conference call to discuss the financial results today at 5:00 pm Eastern Time. A simultaneous webcast of the conference call, including a short Hagerty video followed by a slide presentation highlighting full year 2021 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com for 90 days following the call.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) Hagerty’s plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," “future,” “goal,” "intend," "likely," "outlook," "plan," "potential," "project," "seek," “target,” "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, but are not limited to: (i) Hagerty’s ability to compete effectively within its industry and attract and retain members; (ii) its dependence on a limited number of insurance distribution and underwriting carrier partners; (iii) Hagerty’s ability to prevent, monitor and detect fraudulent activity, including its reliance on a limited number of payment processing services; (iv) disruptions, interruptions, outages with its technology platforms or third-party services; (v) the limited operating history of some or Hagerty’s membership products and the success of any new insurance programs and products; (iv) adverse impacts from the COVID-19 pandemic and current and future variants of the virus; (vii) the cyclical nature of the insurance business and Hagerty’s ability to collect vehicle usage and driving data; (viii) unexpected increases in the frequency or severity of claims; (ix) compliance with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (x) whether investors or securities analysts view Hagerty’s stock structure unfavorably, particularly its dual-class structure; (xi) the fact that Hagerty is a controlled company; and (xii) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and our business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty's purpose is to save driving and car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Hagerty Drivers Club, Hagerty Drivers Club magazine, Hagerty Drivers Foundation, Hagerty DriveShare, Hagerty Valuation Tools, Hagerty Media, MotorsportReg, Hagerty Garage + Social, Hagerty Marketplace, The Amelia, the Detroit Concours d’Elegance, the Greenwich Concours d'Elegance, the California Mille, Motorworks Revival and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.

More information can be found at newsroom.hagerty.com.

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Contact: investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty